EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



      Parent Company              Subsidiary Company      State of Incorporation
      --------------              ------------------      ----------------------

  Oneida Financial Corp.       The Oneida Savings Bank           New York